Exhibit 99.1

KORE Reports First Quarter 2026 Results

Company Increases Connections and Grows Free Cash Flow in First Quarter 2026

ATLANTA – May 11, 2026 – KORE Group Holdings, Inc. (NYSE: KORE) (“KORE” or the “Company”), the global pure-play Internet of Things (“IoT”) hyperscaler and provider of IoT Connectivity, Solutions and Analytics, today reported financial and operational results for the quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•Revenue was $65.8 million, down $6.3 million due to a decline in IoT Solutions partially offset by $2.3 million increase in IoT Connectivity.

•Total Connections1 was 21.9 million, up 11% from the same period last year.

•Net Loss was $28.5 million, an increase of $13.5 million or 91% from the same period last year due to transaction-related expenses and the change in fair value of warrant liability.

•Adjusted EBITDA increased to $15.4 million, up $1.0 million or 7% from the same period last year.

•Cash provided by operations was $4.7 million, up $1.9 million from the same period last year.

•Free Cash Flow increased to $2.7 million, up $2.1 million from the same period last year.

"The first quarter of 2026 demonstrates the momentum in our core IoT Connectivity business, which continues to be the engine of our growth. Adding over two million connections year-over-year while increasing our IoT Connectivity revenue is a testament to the essential role we play for our customers,” said Ron Totton, KORE’s President & CEO. “This focus on our core services allowed us to once again deliver positive free cash flow for our stockholders," added Totton.

1 See “Key Operational Metrics” below for definitions.

KORE Group Holdings, Inc. Reports First Quarter 2026 Earnings
The tables below summarize the Company’s revenue and specific key operational metrics:

	Three Months Ended March 31,
($ in thousands)	2026		2025
IoT Connectivity	$56,212	85%	$53,917	75%
IoT Solutions	$9,607	15%	$18,225	25%
Total Revenue	$65,819	100%	$72,142	100%
Period End Total Connections	21.9 million		19.8 million
Average Connections Count for the Period	21.3 million		19.7 million

Pending Transaction

As previously announced on February 27, 2026, the Company entered into the Agreement and Plan of Merger, dated February 26, 2026, with KONA Parent, L.P. and KONA Merger Sub Co. (the “Merger Agreement”) whereby the Company would be acquired by affiliates of Searchlight Capital Partners, L.P. and Abry Partners, as well as certain other stockholders of the Company in an all-cash transaction with an enterprise value of approximately $726 million, including the assumption of debt. The proposed transaction will result in the Company becoming a private company and is expected to close in the second or third quarter of 2026, subject to customary closing conditions, including receipt of regulatory approvals and approval of the holders of a majority of the voting power represented by the outstanding shares that are entitled to vote thereon and approval by the holders of a majority of the votes cast by Disinterested Stockholders, as defined in the Merger Agreement.

In light of the transaction, the Company will not host an earnings conference call.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission-critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before other non-operating expenses or income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from

KORE Group Holdings, Inc. Reports First Quarter 2026 Earnings
period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by nor presented in accordance with GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash provided by (used in) operating activities, reduced by capital expenditures, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations because it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Key Operational Metrics

KORE reviews a number of operational metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key operational metrics discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections

Our “Total Number of Connections” or “Total Connections” with respect to any financial period constitutes the total of all our IoT Connectivity services connections for such period, which includes the contribution of eSIMs but excludes certain connections where mobile carriers license our subscription management platform from us. The “Average Connections Count” with respect to any financial period is the simple average of the total connections for such period.

These metrics are the principal measures used by management to assess the growth of the business on a periodic basis, on a SIM and/or device-based perspective. We believe that investors also use these metrics for similar purposes.

KORE Group Holdings, Inc. Reports First Quarter 2026 Earnings

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “guidance,” “project,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion of the acquisition of the Company pursuant to the Merger Agreement and expected timing for closing, the receipt of regulatory and stockholder approvals of the acquisition, expected financial and other risks, future operational performance and efficiency, expected revenue and Total Connections and Connectivity demand. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including those set forth in the Risk Factors section in our most-recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks that the acquisition transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the acquisition transaction will not be achieved; the risk that the requisite number of KORE stockholders fail to approve the acquisition transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition transaction; the risk that KORE’s business will suffer due to uncertainty related to the acquisition transaction risks related to the rollout of KORE’s business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies changes in the assumptions underlying KORE’s expectations regarding its future business; our ability to negotiate and sign a definitive contract with a customer in our sales funnel; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Investor Contact:
Vik Vijayvergiya
Vice President, IR, Corporate Development and Strategy
vvijayvergiya@korewireless.com
(770) 280-0324

KORE Group Holdings, Inc. Reports First Quarter 2026 Earnings
KORE GROUP HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net loss	$(28,456)	$(14,908)
Income tax expense	74	1,109
Interest expense, net	13,170	12,833
Depreciation and amortization	13,151	13,911
EBITDA	$(2,061)	$12,945
Change in fair value of warrant liability	11,544	(1,804)
Integration-related restructuring costs	4,681	4,144
Stock-based compensation (benefit) expense	(106)	589
Foreign currency (gain) loss	1,253	(1,482)
Other (1)	110	63
Adjusted EBITDA	$15,421	$14,455

(1) “Other” adjustments are comprised of adjustments for certain indirect or non-income based taxes.

KORE Group Holdings, Inc. Reports First Quarter 2026 Earnings
KORE GROUP HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash provided by operating activities	$4,711	$2,845
Capital expenditures, net	(1,968)	(2,248)
Free Cash Flow	$2,743	$597